                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                           Sarissa Capital Management LP

Address of Joint Filer:                        600 Steamboat Road
                                               Greenwich, CT 06830

Relationship of Joint Filer to Issuer:         10% Owner

Issuer Name and Ticker or Trading Symbol:      Sarissa Capital Acquisition Corp.
                                               [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                              10/20/2020

Name of Joint Filer:                           Sarissa Capital Management GP LLC

Address of Joint Filer:                        600 Steamboat Road
                                               Greenwich, CT 06830

Relationship of Joint Filer to Issuer:         10% Owner

Issuer Name and Ticker or Trading Symbol:      Sarissa Capital Acquisition Corp.
                                               [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                              10/20/2020

Name of Joint Filer:                           Alex Denner

Address of Joint Filer:                        600 Steamboat Road
                                               Greenwich, CT 06830

Relationship of Joint Filer to Issuer:         10% Owner; Director; Officer
Title:                                         Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:      Sarissa Capital Acquisition Corp.
                                               [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                              10/20/2020